UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2023

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Russellville Road, Bowling Green, KY	42101
(Address of principal executive offices)	(Zip Code)

(270) 782-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2023, Holley Inc. (the “Company”), certain subsidiaries of the Company, the revolving credit lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the lenders, entered into an amendment (the “First Amendment”) to that certain Credit Agreement, dated as of November 18, 2021, by and among the Company, Wells Fargo, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the other lenders from time to time party thereto (the “Credit Agreement”).

The First Amendment amends certain terms and conditions of the Credit Agreement, including the following:

i.
commencing with the fiscal quarter ending March 31, 2023, and through the fiscal quarter ending June 30, 2024 (the “Covenant Relief Period”), initially increasing the consolidated net leverage ratio financial covenant level applicable under the Credit Agreement to 7.25:1.00, and providing for modified step-down levels for such covenant in the following fiscal quarters thereafter through the fiscal quarter ending March 31, 2024. Commencing with the fiscal quarter ending June 30, 2024 (or such earlier date as the Company may choose to end the Covenant Relief Period in its sole discretion), the consolidated net leverage financial covenant reverts back to 5.00:1.00; and

ii.
commencing on the closing date of the First Amendment and until the delivery of the financial statements and a related compliance certificate for the fiscal quarter ending June 30, 2024, increasing the applicable interest rate for revolving borrowings as follows: (a) for revolving credit loans borrowed at LIBOR, to 3.50%, (b) for revolving credit loans borrowed at the base rate, to 2.50%, and (c) for letter of credit fees, to 3.50%.

During the Covenant Relief Period, the Company also agreed to (i) a minimum liquidity test, (ii) an interest coverage test, (iii) an anti-cash hoarding test at any time revolving loans are outstanding, (iv) additional restrictions in, and the suspension of certain carve outs to, the negative covenants in the Credit Agreement, (v) additional reporting obligations, and (vi) a prohibition on the use of proceeds of revolver loans to fund acquisitions. In addition, the Company agreed to mortgage certain material real property to secure the obligations under the Credit Agreement.

The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this "Report") and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On March 9, 2023, the Company issued a press release announcing its financial results and operational highlights for the Company’s fourth quarter and year ended December 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

The information under Item 2.02 of this Report, including Exhibit 99.1, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended (the Securities Act"), expect as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 9, 2023, the Company made available an investor presentation with supplemental information on investor.holley.com under the “Events & Presentations” link. A copy of the investor presentation is furnished as Exhibit 99.2 to this Report and incorporated herein by reference.

The information under Item 7.01 of this Report, including Exhibit 99.2, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Amendment No. 1 to Credit Agreement, dated as of March 3, 2023, by and among Holley Inc. and certain of its subsidiaries, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and other lender parties thereto.
99.1	Press release dated March 9, 2023
99.2	Investor Presentation dated March 9, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL).

† Schedules and exhibits have been omitted pursuant to Item 601 of Regulation S-K. Holley Inc. hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY INC.

	By:	/s/ Jesse Weaver
Name: Jesse Weaver
Date: March 9, 2023		Title: Chief Financial Officer